Exhibit 10.2.10

AMENDMENT NUMBER TWO TO

EMPLOYMENT AGREEMENT

This Amendment Number Two to Employment Agreement (the “Amendment”) between Gogo LLC (f/k/a Aircell LLC) (the “Company”) and Anand Chari (the “Executive”) is dated as of April 1, 2015.

WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of July 12, 2006 (as amended by Amendment Number One thereto dated as of December 22, 2008, the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement to revise certain provisions related to termination benefits and governing law.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and pursuant to Section 17 of the Agreement, the parties agree as follows:

1. Section 9(a) of the Agreement is hereby amended by deleting the phrase “nine (9) months” in clause (iii) of the first sentence thereof and replacing it with the phrase ‘one (1) year”.

2. Section 13 of the Agreement is hereby amended by deleting the word “Colorado” in two places and replacing it with the word “Illinois”.

3. Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Executive has executed this instrument as of this 16th day of April, 2015.

Gogo LLC:

By:	/s/ Marguerite M. Elias
Marguerite M. Elias

Executive:

/s/ Anand Chari
Anand Chari